UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 29, 2010

UnitedHealth Group Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-10864	41-1321939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-936-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On November 29, 2010, UnitedHealth Group Incorporated (the "Company") issued a press release announcing that it will host its annual investor conference with analysts and investors in New York City on Tuesday, November 30, 2010 (the "Investor Conference"). The Investor Conference will begin at 7:30 a.m. EST with a hands-on review of certain of the Company’s products and technologies, followed by management presentations and question and answer sessions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company will have an audio webcast beginning at 9:00 a.m. EST of the management presentations and question and answer sessions from the Investor Conference from its Investors page at www.unitedhealthgroup.com. A replay of the Investor Conference will be available on the Company website through December 15, 2010. The slide book and the investor book containing answers to questions frequently asked by investors and related data about the Company's businesses will also be available on the Company's Investors page at www.unitedhealthgroup.com.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

99.1 Press Release dated November 29, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnitedHealth Group Incorporated

November 29, 2010	By:	/s/ Christopher J. Walsh

Name: Christopher J. Walsh
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 29, 2010